                                                                  CONFORMED COPY

                     AMENDED AND RESTATED CREDIT AGREEMENT


                 AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 19, 1996 among K N ENERGY, INC. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                             W I T N E S S E T H :


                 WHEREAS, certain of the parties hereto have heretofore entered into a Credit Agreement dated as of December 1, 1994 (the "Agreement"); and

                 WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby. The term "Notes" defined in the Agreement shall include from and after the date hereof the New Notes (as defined below).

                 SECTION 2. Amendment of Termination Date. The definition of "Termination Date" in Section 1.01 of the Agreement is amended to read in its entirety as follows:

                 "Termination Date" means July 1, 2001, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

                 SECTION 3.  Amendment of Pricing Schedule.  The Pricing
Schedule is amended to read in its entirety as set forth in Exhibit A to this Amendment and Restatement.

                 SECTION 4. Changes in Commitments. With effect from and including the date this Amendment and Restatement becomes effective in accordance with Section 7 hereof, (i) each Person listed on the signature pages hereof which is not a party to the Agreement (a "New Bank") shall become a Bank party to the Agreement and (ii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof. Any Bank whose Commitment is changed to zero shall upon such effectiveness cease to be a Bank party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of such Bank shall be due and payable on such date; provided that the provisions of Sections 8.03 and 9.03 of the Agreement shall continue to inure to the benefit of each such Bank.

                 SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect thereto:

                 (a)  no Default has occurred and is continuing;

                 (b) each representation and warranty of the Borrower set forth in the Agreement is true and correct as though made on and as of this date; and

                 (c) since March 31, 1996 there has been no material adverse change in the business, financial position or result of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                 SECTION 6. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 7. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof when (i) the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); (ii) the Agent shall have received a duly executed Note for each Bank (a "New Note"), dated on or before the date of effectiveness hereof and otherwise in compliance with Section 2.05 of the Agreement; (iii) the Agent shall have received an opinion of the Deputy General Counsel of the Borrower, substantially in the form of Exhibit B-1 hereto, and an opinion of Kansas counsel for the Borrower substantially in the form of Exhibit B-2 hereto, each with reference to the New Notes, this Amendment and Restatement and the Agreement as amended and restated hereby; and (iv) the Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby, the New Notes and any other matters relevant hereto, all in form and substance satisfactory to the Agent. Promptly upon the receipt of its New Note, each Bank shall cancel the old Note currently held by it.






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
             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                      K N ENERGY,



                                      By /s/ E. Wayne Lundhagen
                                         -----------------------------------
                                         Title: Vice President- Finance &
                                                Accounting

Commitments
- -----------

$45,000,000                             MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK


                                        By /s/ John Kowalczuk
                                           -----------------------
                                               Title: Vice President



$35,000,000                            THE CHASE MANHATTAN BANK
                                         (as successor to the CHASE
                                         MANHATTAN BANK, N.A. and
                                         CHEMICAL BANK)



                                       By  /s/ Mary Jo Woodford
                                           -------------------------------
                                           Title: Vice President



$35,000,000                            NATIONSBANK OF TEXAS, N.A.



                                       By  /s/ Malcolm C. Turner
                                           -------------------------------
                                           Title: Senior Vice President



$25,000,000                            BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION


                                       By  /s/ Gary M. Tsuyuki
                                           -------------------------------
                                           Title: Vice President

Commitments
- -----------

$20,000,000                             THE FIRST NATIONAL BANK OF
                                          CHICAGO



                                        By /s/ Holly Poolman
                                           -------------------------------
                                           Title: Assistant Vice
                                                  President



$20,000,000                             THE NORTHERN TRUST COMPANY



                                        By /s/ Michelle D. Griffin
                                           -------------------------------
                                           Title: Vice President



$20,000,000                             NORWEST BANK COLORADO, N.A.



                                        By /s/ J.T. Reagan
                                           -------------------------------
                                           Title: Vice President



$0                                      CITIBANK, N.A


                                        By /s/ Arezoo Jafari
                                           -------------------------------
                                           Title: Assistant Vice
                                                  President



- -----------------
Total Commitments

$200,000,000
=================

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Agent



                                        By /s/ John Kowalczuk
                                           ---------------------------
                                           Title: Vice President

                                                                       EXHIBIT A

                                PRICING SCHEDULE



             The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


===================================================================================================================
                         Level           Level            Level          Level          Level            Level
         Status            I              II              III             IV              V                VI
- -------------------------------------------------------------------------------------------------------------------
  Euro-Dollar            0.1400%         0.1450%          0.1600%        0.2000%        0.2500%          0.3125%
  Margin
- -------------------------------------------------------------------------------------------------------------------
  CD Margin              0.2650%         0.2700%          0.2850%        0.3250%        0.3750%          0.4375%
- -------------------------------------------------------------------------------------------------------------------
  Facility Fee Rate      0.0600%         0.0800%          0.0900%        0.1000%        0.1250%          0.1875%
===================================================================================================================

             For purposes of this Schedule, the following terms have the following meanings:

             "Level I Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated AA- or higher by S&P and Aa3 or higher by Moody's.

             "Level II Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated A or higher by S&P and A2 or higher by Moody's and (ii) Level I Status does not exist.

             "Level III Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated A- or higher by S&P and A3 or higher by Moody's and (ii) neither Level I Status nor Level II
     Status exists.

             "Level IV Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

             "Level V Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's and (ii) none of Level I status, Level II Status, Level III Status and Level IV Status exists.

             "Level VI Status" exists at any date if, at such date, no other Status exists.

             "Moody's" means Moody's Investors Service, Inc.

             "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

             "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

             The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.






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
                                                                     EXHIBIT B-1



                                   OPINION OF
                     DEPUTY GENERAL COUNSEL OF THE BORROWER





To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

             I am Deputy General Counsel of K N Energy, Inc. (the "Borrower"), and I have represented the Borrower in connection with the Amended and Restated Credit Agreement dated as of July 19, 1996 (the "Amendment and Restatement") relating to the Credit Agreement dated as of December 1, 1994 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as amended and restated by the Amendment and Restatement, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 7 of the Amendment and Restatement.

             I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

             Upon the basis of the foregoing, I am of the opinion that:

             1. The Borrower has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             2. The execution, delivery and performance by the Borrower of the Credit Agreement and the New Notes require no action by or in respect of, or filing with, any governmental body, agency or official of the State of Colorado or, to the best of my knowledge, any other jurisdiction (other than (i) approval by the Public Service Commission of the State of Wyoming, which approval has been obtained and is in full force and effect, and (ii) filings of the Credit Agreement and the New Notes with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation of the State of Colorado or, to the best of my knowledge, any other jurisdiction or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any, Lien on any asset of the Borrower or any of its Subsidiaries.

             3. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the New Notes.

             4. Each of the Borrower's corporate Material Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             5. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each New Note constitutes a valid and binding obligation of the Borrower, in each case enforceable against the Borrower in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.






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
             I am a member of the Bar of the State of Colorado and the foregoing opinion is limited to the laws of the State of Colorado, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Insofar as paragraph 2 above addresses the laws of other jurisdictions, I have relied upon my familiarity with advice given by counsel admitted to practice in those jurisdictions, in connection with this and other transactions. Insofar as paragraph 5 above addresses issues of New York law, I have assumed with your consent that such law is the same as Colorado law.

             This opinion is rendered solely to you and any Assignee or Participant in connection with the above matter. This opinion may not be relied upon by you or any Assignee or Participant for any other purpose or relied upon by any other person without my prior written consent.



                                               Very truly yours,






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
                                                                     EXHIBIT B-2



                                   OPINION OF
                        KANSAS COUNSEL FOR THE BORROWER





To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

             We have acted as counsel in the State of Kansas for K N Energy, Inc. (the "Borrower") in connection with the Amended and Restated Credit Agreement dated as of July 19, 1996 (the "Amendment and Restatement") relating to the Credit Agreement dated as of December 1, 1994 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as amended and restated by the Amendment and Restatement, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 7 of the Amendment and Restatement.

             We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

             Upon the basis of the foregoing, we are of the opinion that:

             1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Kansas, and has all corporate powers required to carry on its business as now conducted.

             2. The execution, delivery and performance by the Borrower of the Credit Agreement and the New Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official of the State of Kansas and do not contravene, or constitute a default under, any provision of applicable law or regulation of the State of Kansas.

             We are members of the Bar of the State of Kansas and the foregoing opinion is limited to the laws of the State of Kansas.

             This opinion is rendered solely to you and any Assignee or Participant in connection with the above matter. This opinion may not be relied upon by you or any Assignee or Participant for any other purpose or relied upon by any other person without our prior written consent.



                                               Very truly yours,






                                       2